SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Soliciting Material under Rule 14a-12

Pan American Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PanAmerican Bancorp
3475 Sheridan Street
Hollywood, FL 33023
(954) 985-3900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2003

To our shareholders:

     The Annual Meeting of Shareholders of PanAmerican Bancorp will be held on Tuesday, June 17, 2003, at 4:00 p.m. local time at the PanAmerican Bank, 1200 North Federal Highway, Suite 111-A, Boca Raton, Florida.

     At our meeting, we will ask you to act on the following matters:

1.	Election of Directors. Elect four persons to the Board of Directors to serve for a term of three years. Hugo A. Castro, Susan Jaramillo, Leonard F. Marinello, and Joseph Rey are the nominees.

2.	Ratification of Appointment of Independent Public Accountants. Ratify the appointment of Crowe, Chizek and Company, LLP as independent public accountants for the year ending December 31, 2003.

     If you sign the proxy card enclosed, you also permit the proxy holder to vote in their discretion, upon other matters that may come before the annual meeting. As of the date of mailing, the Board of Directors is not aware of any other matters that may come before the annual meeting.

     If you were a shareholder of record at the close of business on May 16, 2003, you may vote at the meeting or at any postponement or adjournment of the meeting.

     It is important that all shareholders vote. We urge you to sign and return the enclosed proxy as promptly as possible, regardless of whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy and vote in person.

By Order of the Board of Directors

Michael E. Golden President & CEO

Dated: May 16, 2003 Hollywood, Florida

Audit Committee Report
Option / SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option SAR Values
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT
FOR
PanAmerican Bancorp
3475 Sheridan Street
Hollywood, FL 33023
(954) 985-3900

This Proxy Statement is furnished to the holders of Voting Common Stock (the “Common Stock”) of PanAmerican Bancorp (“PanAmerican”) in connecting with the solicitation of proxies on behalf of the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders of PanAmerican to be held on Tuesday, June 17, 2003 (the “Annual Meeting”), or any adjournment thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about May 16, 2003.

Shareholders who execute proxies will retain the right to revoke them any time before they are exercised. If you sign and return the enclosed proxy, unless you indicate otherwise on the proxy, the Common Stock represented thereby will be voted as you indicate in favor of the nominees for Director of the Board of Directors, and all shares of Common Stock will be voted for approval on each of the separate votes on the stock option plans.

Under the Delaware General Corporation Law (“DGCL”) and PanAmerican’s By-Laws (“By-Laws”), the presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The number of shares whose holders are present, or represented by proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the DGCL and the By-Laws, a plurality of the votes cast by the Common Stock must be voted in favor of each nominee in order to elect the nominee, and majority of the votes cast by the Common Stock, must be voted in favor of the Stock Option Plans. For voting purposes, all proxies marked “for”, “against”, “abstain”, or “withhold authority” will be voted in accordance with those instructions.

The cost of solicitation of proxies by the Board will be borne by PanAmerican. In addition to solicitations by mail, employees of PanAmerican and its subsidiary may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of PanAmerican or its subsidiary will receive any compensation for their solicitation activities in addition to their regular compensation. PanAmerican will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of PanAmerican stock held of record by such persons.

The Board has fixed the close of business on May 16, 2003 as the record date for determining which shareholders entitled to notice and to vote at the Annual Meeting. There were 27,634,333 Common Stock outstanding and entitled to vote on the close of business on May 16, 2003.

BENEFICIAL OWNERSHIP OF PANAMERICAN’S COMMON STOCK BY CERTAIN PERSONS AND BY MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of PanAmerican’s Common Stock as of March 31, 2003, by each person known by PanAmerican to be the beneficial owner of more than five percent of any class of PanAmerican’s equity securities.

	Number of	Percent of
Name	Shares	Total

First Bancorp	1,865,329	7.5%
1519 Ponce De Leon Ave Stop 23 San Juan, PR 00908-0146
Martin & Edith Stein	1,725,559	6.6%
Alberto Valle	1,377,053	5.3

1.	Information presented in this table has been obtained from the respective shareholders or from filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

2.	Number of shares includes 1,377,053 shares held by corporations with which Mr. Valle has sole voting and shared investment power and options to purchase 80,000 shares that are exercisable within 60 days.

The following table sets forth information concerning the beneficial ownership of Common Stock as of October 31, 2002, by each director, nominee for director, and executive officer who would be named in PanAmerican’s compensation table and by all directors and executive officers of PanAmerican as a group.

	Beneficial
	Ownership of	Percent of
Name of Individual	PanAmerican Bancorp	Total

Nominees for Director:
Hugo A. Castro	611,904	2.4
Susan Jaramillo	316,186	1.2
Leonard F. Marinello	671,428	2.6
Joseph Rey	316,186	1.2
Directors Continuing in Office:
Samuel S. Caliendo	293,382	1.1
Nelson Famadas	872,086	3.4
Michael E. Golden	958,000	3.7
Philip C. Modder	929,978	3.6
James F. Partridge	656,535	2.5
Stephen L. Perrone	1,235,149	4.8
Eugene J. Strasser	496,513	1.9
Alberto Valle	1,377,053	5.3
All directors & executive	8,734,400	33.7
Officers as a group: 12 persons

(1)	The business address of each of the persons identified above is at PanAmerican Bancorp, 3475 Sheridan Street, Hollywood, Florida 33021.

(2)	Number of shares includes 11,841 shares that are exercisable within 60 days.

(3)	Number of shares includes options to purchase 183,333 shares that are exercisable within 60 days.

(4)	Number of shares includes 189,714 shares owned by Mr. Famada’s wife.

(5)	Number of shares includes 266,000 shares held by a corporation and with respect to which Mr. Golden has sole voting and shared investment power.

(6)	Number of shares includes options to purchase 47,730 shares that are exercisable within 60 days, and 91,844 shares owned by Mr. Modder’s wife.

(7)	Number for shares includes 617,142 shares held by a limited partnership and 381,579 held by a corporation with respect to which Mr. Perrone has sole voting power and shared investment power.

(8)	Number of shares includes 379,005 shares owned by Dr. Strasser’s wife and options to purchase 100,841 shares that are exercisable within 60 days (9) Except as otherwise indicated above, the directors and officers own these shares directly.

Footnote

(1)	Number of Shares includes 1,377,053 shares held by corporations with which Mr. Valle has sole voting and shared investment power.

Proposal 1: Election of Directors

A total of four Directors are to be re-elected at the meeting. The Board is classified into three groups of Directors that serve staggered terms of three years each. The Board has nominated two Class I Directors, whose terms of office expire after the Annual Meeting, for re-election. In accordance with PanAmerican’s Certificate of

Incorporation, which requires that the classes of its Directors be maintained as nearly equal as possible, the Board has designated that two of the new Directors elected in 2002, be designated Class I.

Accordingly, at the Annual Meeting, the shareholders will vote upon the re-election of four persons to the Board as Class I to hold office until the 2006 Annual Meeting of shareholders. In each case the term of the person elected will last until his or her successor is elected and qualified.

The Board’s nominees for election are as follows:

•	Class I: Hugo Castro and Leonard Marinello, Susan Jaramillo and Joseph Rey

The persons designated as proxies intend to vote shares represented by properly executed proxies, in the absence of contrary instructions, in favor of the election of those nominees.

All nominees have consented to serve as Directors, if elected. If at the time of the meeting any nominee should be unable to stand for election, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR.

The following table provides information about the Directors and nominees for Director and about their present term office.

		PRESENT
		TERM			DIRECTOR
NAME	CLASS	EXPIRES	AGE	POSITION	SINCE

Continuing Directors:
Samuel S. Caliendo	II	2004	52	Director	September 2001
Nelson Famadas	II	2004	54	Board Vice Chairman	April 2002
Michael E. Golden	III	2005	59	President/CEO	April 2002
Philip C. Modder	II	2004	61	Director	June 1992
James F. Partridge	III	2005	72	Board Chairman	April 2000
Stephen L. Perrone	II	2004	59	Director	September 2001
Eugene J. Strasser, M.D.	II	2004	55	Director	December 1992
Alberto Valle	III	2005	65	Director	September 2001
Director Nominees:
Hugo A. Castro **	I	2003	60	Director	February 2001
Susan Jaramillo	I	2003	57	Director	December 2002
Leonard F. Marinello **	I	2003	62	Director	September 2001
Joseph Rey	I	2003	54	Director	December 2002

•	The son of Hugo A. Castro is married to the daughter of Leonard F. Marinello.

The following information about PanAmerican’s Director and nominees for Director, relating to their principal occupations or employment, name and principal business of the corporation or other organization in which their occupation or employment is carried on, and other affiliations, has been furnished to PanAmerican by the respective Directors.

JAMES F. PARTRIDGE: Mr. Partridge is the Chairman of the Board of PanAmerican Bancorp and is a director of PanAmerican Bank. He retired as President of Visa International, Latin America and Caribbean Region, on June 30, 1999 after serving since 1978. At present he serves as a Strategic Director on the Regional Board of directors of Visa International and is Chairman of its Executive & Planning Committee. He joined the Management of Visa International, as Vice President in charge of the Development Division for the Western United States, Latin America and Asia-Pacific in 1978.

LEONARD F. MARINELLO: Mr. Marinello has served as the Chairman of the Board of the Bank and a Director of the Board of PanAmerican Bancorp since June 2000. Mr. Marinello has been President and Chief Executive Officer of Allied Plating Supplies, Inc., a company engaged in the metal finishing business, from 1957 to the present, where he has been active in all phases of the business including domestic sales, international sales, manufacturing and finance. Mr. Marinello was a Director of Commercial Trust Bank from 1988 to 1993, when it was sold. During this time, he was an active member of that bank’s Loan and Audit Committees. Mr. Marinello has also served as a director of several privately held companies, including Allied Plating Supplies, Inc. (Chairman), Arch Drain Block Co. (Chairman), Brick Oven Pizzeria and Royal Sport, Inc. Mr. Marinello is a graduate of the University of Miami, where he received a Bachelor’s degree in Finance.

MICHAEL E. GOLDEN: Mr. Golden is the President, Chief Executive Officer and a director of PanAmerican Bancorp; he is also the Vice Chairman of the Board of PanAmerican Bank. Mr. Golden has been in the investment banking /securities business for over 30 years. He was a Senior Vice President and Partner at Solomon Smith Barney prior to starting his own firm, First Colonial Securities Group, Inc., in 1989, which was sold in December 2000. Mr. Golden was a Founder and Vice Chair of Carnegie Bank of New Jersey, which was sold to Sovereign Bank in 1998, at a significant profit to the shareholders. He was also a vice-chairman of Admiralty Bank of South Florida. His firm, First Colonial raised the majority of the capital for both of these banks including performing the M&A work. He has also been on the board of many other banks and industrial companies. He was a member of the Board of Directors and Vice President of the Executive Committee of the Jewish Federation of South Palm Beach County, Florida, a Trustee of the Donna Klein Jewish Academy, President of the South Jersey Chapter of the American Heart Association and a Trustee of the Cooper Hospital of South Jersey.

HUGO A. CASTRO: Mr. Castro is currently the President, Chief Executive Officer and a Director of PanAmerican Bank and a Director of PanAmerican Bancorp. Mr. Castro previously served as President and Chief Executive Officer of Eastern National Bank in Miami, Florida during 1999. Mr. Castro was an Executive Vice President with TotalBank in Miami, Florida from 1996 through 1998. From 1994 to 1996, he was Executive Vice President with Intercontinental Bank, Miami, Florida, having joined Intercontinental upon the acquisition of Commercial Trust Bank, Miami, Florida in 1993. Mr. Castro was the President and a founding shareholder of Commercial Trust Bank, Miami, Florida from 1988 to 1993.

NELSON FAMADAS, PH.D.: Dr. Famadas is a Director of PanAmerican Bancorp and PanAmerican Bank, he is also the Vice Chairman of PanAmerican Bancorp. Dr. Famadas serves on the Board of various civic and charitable organizations both in Puerto Rico and Florida. He is also a member of the board of a community-based Home Health Agency, as well as of two non-profit Hospitals. He is presently an Adjunct Professor at Florida International University’s School of Business Administration, lecturing in Operations Management. Dr. Famadas is Chairman and CEO of Gables Holding Corporation, a real estate development company, with over $116 millions of projects under development.

PHILIP C. MODDER: Mr. Modder, is a Director of the Board of PanAmerican Bank and PanAmerican Bancorp. He is the Regional President Palm Beach County Mr. Modder has been involved in the banking industry in Palm Beach County for over 25 years. Modder was educated at the University of Wisconsin, Racine, Wisconsin, Evangel College, Springfield, Mo., and Florida Atlantic University, which granted him a B.S. Degree in 1969, in Finance and Accounting. Prior to organizing the subject Company, Mr. Modder was President and CEO and an organizing director of Mizner Bank located in Boca Raton, Florida, from March 1987 to May 1992. Prior thereto, Mr. Modder served as Senior Vice President of Caribank of Palm Beach County, as Senior Vice President and Area Manager of Atlantic National Bank for five years and Vice President and Branch Manager for eight years at Sun Bank. Mr. Modder serves as a Director and was a past Chairman of the Boca Raton Chamber of Commerce, and also serves as Chairman of the Boca Raton Airport Authority.

STEPHEN L. PERRONE: Mr. Perrone Director of the Board of PanAmerican Bank and the PanAmerican Bancorp. Mr. Perrone is Founder and President of Brickell Bay Capital Group, a private investment firm, which was formed in 1996. Prior to this, Mr. Perrone was a Partner with the Law Offices of Shutts & Bowen in Miami, Florida where he began his law career in 1968. During his time as a Partner at Shutts & Bowen, Mr. Perrone was involved in corporate mergers and acquisitions; formation and structuring of investment vehicles for U.S. and non-U.S. investors and businesses and U.S. income and estate planning matters. Mr. Perrone is also a Certified Public Accountant, licensed in Florida. Mr. Perrone has been active in community affairs, having been past President of the Miami Downtown Lions Club, and the Coral Gables South Miami Khoury Baseball League, where he was active for twelve years. He was a founding member and still is on the Board of the Archdiocese of Miami Education foundation. He has also served on the Boards of Gulliver Schools and the Miami City Ballet.

JOSEPH REY: Mr. Rey is a Director of the Board of PanAmerican Bancorp. Mr. Rey received his B.A. from City University of New York in 1972. He began his career in New York City where he worked with Westinghouse Broadcasting Co., Buckley Broadcasting Co. and Golden West Broadcasting before moving to Miami, Florida in 1978 as the National Sales Manager for Storer Broadcasting. From 1980 to 1982 he was the General Manager of two Miami based radio stations, WCMQ AM and FM. In 1982 he became the Vice-President of Sales for Miami based TV Station, WDZL-TV. In 1982 he was a General Partner in an application for a new television station in Orlando, Florida, WRBW-TV. The FCC granted a construction permit in 1985, which was finalized in 1991. From 1985 to 1991 he was a Consultant to the broadcast industry and President of a data processing and telemarketing firm. From 1991 until the station was sold he was the General Manager of WRBW-TV. He is presently a partner in several investment partnerships with Susan Jaramillo and Stephen Perrone.

SUSAN JARAMILLO: Ms. Jaramillo is a Director of the Board of PanAmerican Bancorp. She earned an MBA degree from the University of Chicago Graduate School of Business in 1977. After business school, Ms. Jaramillo worked for CBS at its Chicago station, WBBM-TV, as Director of Financial Planning. During 1981 she was Vice President and Assistant to the Chairman of American Cinema and its parent company, American Communications Industries, a large U.S. film production and distribution company. In 1981 Ms. Jaramillo was granted a construction permit by the FCC to build and operate WDZL (Channel 39) in Miami, Florida, which she operated from 1982 to 1984 when it was sold. In 1993 she became a general partner of Rainbow Broadcasting, which built and operated WRBW (Channel 65) in Orlando, Florida. The station was sold in 1998. Since that time, Ms. Jaramillo has been an individual investor in Miami, Florida and is presently the CEO of Locus Location Systems, LLC. and a partner in several investment partnerships with Joseph Rey and Stephen Perrone.

EUGENE J. STRASSER, M.D.: Dr. Strasser is a Director of the Board of PanAmerican Bancorp. He did his undergraduate and Pre-Med work at Loyola College and the University of Maryland where he graduated in 1968. He attended the University of Maryland Medical School in Baltimore, Maryland where he graduated in 1972. He is licensed by the American Medical Board as a Board Certified General Surgeon and a Board Certified Plastic and Reconstructive Surgeon. He has established his own private hospital, Cosmeplast Center, in Coral Springs, Florida, where he has practiced medicine since 1981.

ALBERTO VALLE: Mr. Valle is a Director of the Board of PanAmerican Bank and PanAmerican Bancorp. He is a Member of the Director’s Loan & Discount Committee, Asset/Liability & Investment Committee, and the Audit & Examining Committee. Mr. Valle attended the Havana Institute in Havana, Cuba, where he received his Bachelor in Science. He has been employed with BMC Investments, Athlone of Florida, Inc. since 1987, where he is responsible for the direct supervision of the construction and administration of new developments in Stuart, Florida, Real Estate Holdings in Palm Beach County, and related Corporations. Mr. Valle was a Director of Commercial Trust Bank from 1988 to 1993, when it was sold. He also served as Vice President and Lending Officer for Commercial Bank & Trust Company from 1985 to 1988.

SAMUEL S. CALIENDO: Mr. Caliendo is a Director of the Board of PanAmerican Bancorp. Mr. Caliendo has lived in South Florida for more than 30 years. He has served as Vice President of Consolidated Construction, Inc., a commercial builder, since 1992; as President of Park Avenue Creative Decorating, Inc., a specialty residential decorating firm, since 1992, and as President of Shoreline Realty, Inc., a residential MLS realtor, since 1985. Mr. Caliendo is a graduate of Florida State University, with a degree in Business and Government.

INFORMATION ABOUT MANAGEMENT

Committees of the Board

The Board has an Audit Committee and a Compensation Committee comprised of outside directors. Nominations for positions on the Board are passed upon by the Board as a whole. The Board will review and consider Shareholders’ suggestions of nominees for Director that are submitted in writing to the Board, at the address of PanAmerican’s principal executive office, not less than 120 days in advance of the date of PanAmerican’s proxy statement is released to Shareholders in connection with the previous year’s Annual Meeting of Shareholders. The defined purpose and current membership of the Audit Committee and the Compensation are as follows:

Audit Committee

The Audit Committee has responsibility for general oversight of PanAmerican’s internal auditors, reviewing PanAmerican’s annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of PanAmerican’s financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Audit Committee also has responsibility for making a recommendation to the Board regarding the selection of PanAmerican’s independent auditors. The Audit Committee met three times during 2002. Nelson Famadas, Stephen Perrone and Alberto Valle, Michael Golden, Hugo Castro, and Alfredo Barreiro serve on the audit committee.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the 2002 fiscal year with the Company’s management and with the independent auditors, and it has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented and in effect. The Audit Committee has received the written disclosures and the letter from the independent accountants as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), as modified or supplemented and in effect, and has discussed with the independent accountant’s independence. Based on the foregoing discussion and review, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the 2002 fiscal year be included in the Company’s Annual Report on For 10-KSB for the 2002 fiscal year as filed with the Securities and Exchange Commission.

The information provided in the preceding paragraph will not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, unless in the future the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

The members of the Audit Committee are independent within the meaning of Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

The Board of Directors adopted a written charter for the Audit Committee on April 30, 2002 setting forth the audit related functions the Audit is to perform.

Compensation Committee

PanAmerican has a Compensation Committee composed of Leonard Marinello, Alberto Valle, Stephen Perrone, Nelson Famadas and James Partridge. The Compensation Committee is responsible for negotiating any future employment agreements for executive officers, their amendments, stock option plans, 401-K’s, and other compensation agreements for executive officers. The Compensation Committee was first organized in February 2001 and met three times in 2002.

Board and Committee Meetings

The Board of Directors held 12 meetings in 2002, and all of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board held during the period for which they served as Director.

Compensation of Directors

At present the Company does not compensate any of its directors for their services to the Company as directors, although it may do so in the future. The Company may reimburse its directors for their costs incurred for attending meetings of the Board of Directors. The Board has created a Compensation Committee which will be responsible for negotiating any future Employment Agreements, their amendments, stock option plans, 401-K’s, and other compensation agreements for executive officers.

Compensation of Management

The following Table shows information concerning annual and long-term compensation to certain Executive

Officers for services to the Company for the years ended December 31, 2002, 2001, and 2000. The table includes information on the Company Director and the Bank Regional President Palm Beach County, Philip C. Modder, and the Company Director and Bank’s President and CEO Hugo A. Castro, (collectively, the “Named Executive Officers”). No other current executive officer earned more than $100,000 in salary and bonus in 2002.

	Annual Compensation				Long-Term Compensation

Name and			Other Annual		Securities Underlying
Principal Position	Year	Salary	Compensation		Options / SARs (#)	LTIP Layouts	Other Compensation

Philip C. Modder, Director & Regional	2002	$125,000	-0-		0	-0-	$-0-
President Palm Beach	2001	$125,000	$17,000	(1)	0	-0-	$-0-
County	2000	$125,000	$17,000	(1)	23,865	-0-	$-0-

Hugo A. Castro,	2002	$125,000	-0-		0	-0-	$-0-
President & CEO	2001	$150,000	$19,800	(1)	0	-0-	$-0-
PanAmerican Bank	2000	$125,000	$19,800	(1)	250,000	-0-	$-0-

(1)	Includes Term Life Insurance premiums and automobile allowances.

The following table shows information concerning options granted to Named Executive Officers during the fiscal year ended December 31, 2002.

Option / SAR Grants in Last Fiscal Year

	Number of
	Securities		Exercise or
	Underlying Options/	% of Total Options/SAR's Granted	Base Price	Expiration
Name	SAR's Granted	to Employees in Fiscal Year	($/Share)	Date

Philip C. Modder	0	0%	-0-	-0-
Hugo A. Castro	0	0%	-0-	-0-

The following table shows information concerning option exercises and year-end option values for options held by the Named Executive Officers.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option SAR Values

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
	Shares Acquired on		Options/SAR's at	Options/SAR's at
Name	Exercise	Value Realized	FY-End	FY-End (1)

Philip Modder	145,025	$47,978	47,730 / 0	$-	0-	(2)
Hugo A. Castro	-0-	-0-	183,333 / 0	$-	0-	(3)

(1)	There is a limited market for the Company’s Common Stock on the BBOTC.

(2)	Average option exercise price was $1.25 per share. Mr. Modder waived 251,734 unexpired options with an average option exercise price of $3.64.

(3)	Average option exercise price was $0.35 per share.

Employment Agreements

Philip C. Modder has an Employment Agreement with PanAmerican dated January 1, 2003 that expires December 31, 2003 unless either party notifies the other, sixty days prior to the ending date. Mr. Modder’s Employment Agreement provides that he will receive: a minimum base salary of $125,000; health, hospitalization, and disability benefits; life insurance; an automobile or an automobile allowance; and participation in an executive incentive bonus plan.

Hugo A. Castro has an Employment Agreement with PanAmerican dated January 1, 2003 that expires December 31, 2003 unless either party notifies the other, sixty days prior to the ending date. Mr. Castro’s Employment Agreement provides that he will receive: a minimum base salary of $125,000; health, hospitalization, and disability benefits; life insurance; an automobile or an automobile allowance; and participation in an executive incentive bonus plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires PanAmerican’s directors, executive officers and persons who own more than 10% of PanAmerican’s common stock, to file with the Securities and Exchange Commission reports of their beneficial ownership and changes in ownership of common stock of PanAmerican. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of Section 16(a) reports furnished to PanAmerican, we believe that none of the foregoing persons failed to file during 2002 on a timely basis the report required to be filed by them under Section 16(a) of the Exchange.

Other Matters

Except for the matters set forth above, the Board knows of no other matters which may be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment in such matters.

PanAmerican’s 2002 Annual Report on Form 10-KSB although not a part of this Proxy Statement is enclosed. Copies of any subsequent filings may be obtained without charge by any shareholder by written request to PanAmerican Bancorp, Attn: Investor Relations, 3475 Sheridan Street, Hollywood, Florida 33021.

PANAMERICAN BANCORP

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
On June 17, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PANAMERICAN BANCORP

The undersigned shareholder(s) of PanAmerican Bancorp hereby appoints James F. Partridge and Nelson Famadas, or either of them (with full power to act alone), with full power of substitution, as proxy or proxies, to represent and vote as designated below all Voting Common Stock of PanAmerican Bancorp (“PanAmerican”), which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of PanAmerican to be held at PanAmerican’s Boca Raton Branch at 1200 North Federal Highway, Boca Raton, Florida at 4:00 p.m. on Tuesday, June 17, 2003, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are authorized to vote on the following matters to the extent the shares represented are entitled to vote.

1.	ELECTION OF DIRECTORS	Nominees are listed below

[ ]	FOR the election of all nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Hugo A. Castro, Susan Jaramillo, Leonard F. Marinello, and Joseph Rey to serve as Class I Directors until the Annual Meeting of Shareholders of 2006.

INSTRUCTION: To withhold authority to vote for any indicated nominee, write the name of the nominee(s) in the following space:

2.	Ratification of Appointment of Independent Public Accountants. Ratify the appointment of Crowe, Chizek and Company, LLP as independent public accountants for the year ending December 31, 2003.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3.	SAID PROXIES ARE GIVEN DISCRETION TO VOTE UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED IN PROPOSAL NO. 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER.

Please sign exactly as name appears above. When signing as attorneys, executors, administrators, trustee or guardian, please give full title as such. Proxies issued by a corporation should be signed with full corporate name by a duly authorized officer or officers. If a partnership, please sign the partnership name by an authorized person. For joint tenants, each owner should sign.

Dated	(Signature of Stockholder[s])	(Signature of Stockholder[s])

PLEASE SIGN, DATE, AND RETURN PROXY